UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Rekor Systems, Inc.
(Exact name of registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(410) 762-0800
March 31, 2026
Dear Stockholder,
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Rekor Systems, Inc. (the “Company” or “Rekor”) to be held in person at 10:30 a.m. (Eastern time) on May 15, 2026, at Rekor’s headquarters, 6721 Columbia Gateway Drive, Suite 400, Columbia, Maryland and virtually via a live video webcast at www.virtualshareholdermeeting.com/REKR2026. The attached notice of Annual Meeting and proxy statement describe the matters to be presented at the Annual Meeting and provide information about us that you should consider when you vote your shares.
The principal business of the meeting will be (i) to elect as directors the nominees named in this proxy statement to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified, (ii) to ratify the appointment of CBIZ CPAs P.C. as our independent public accountant for the fiscal year ending December 31, 2026, (iii) to advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay), and (iv) to transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.
We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to vote as soon as possible by following the instructions in the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy card, by completing, signing, dating and returning the proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting, whether or not you can attend.

Sincerely,

/s/ Robert A. Berman
Robert A. Berman
President and Chief Executive Officer and
Chairman of the Board

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY.

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(410) 762-0800
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held May 15, 2026
To the Stockholders of Rekor Systems, Inc.:
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Rekor Systems, Inc., a Delaware corporation (the “Company” or “Rekor”), will be held at 10:30 a.m. (Eastern Time) on May 15, 2026, or such later date or dates as such Annual Meeting date may be adjourned, in person at Rekor’s headquarters (6721 Columbia Gateway Drive, Suite 400, Columbia, Maryland) and virtually via a live video webcast at www.virtualshareholdermeeting.com/REKR2026, for the purpose of considering and taking action on the following proposals:
1.	To elect as directors the nominees named in the proxy statement.
2.	To ratify the appointment of CBIZ CPAs P.C. as our independent public accountant for the fiscal year ending December 31, 2026.
3.	To advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay); and
4.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.
The foregoing business items are more fully described in the following pages, which are made part of this notice. The Board recommends that you vote as follows:
•	“FOR” each of the Board nominees as directors;
•	“FOR” ratification of the selection of CBIZ CPAs P.C. as our independent public accountant for our fiscal year ending December 31, 2026;
•	“FOR” the compensation of our named executive officers as set forth in this proxy statement.
You may vote if you were the record owner of the Company’s common stock at the close of business on March 25, 2026. The Board of Directors of the Company has fixed the close of business on March 25, 2026 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.
As of the Record Date, there were 136,578,177 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of the shares of common stock are entitled to one vote for each share of common stock held. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary of the Company at 6721 Columbia Gateway Drive, Suite 400, Columbia, Maryland.
All stockholders are cordially invited to attend the Annual Meeting in person or virtually via live webcast. To access the Annual Meeting, please visit www.virtualshareholdermeeting.com/REKR2026 and enter the control number provided on your proxy card or voting instruction form. Whether you plan to attend the Annual Meeting or not, you are requested to vote as soon as possible by following the instructions in the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy card, by completing, signing, dating and returning the proxy card in accordance with the instructions set forth on the card.
By Order of the Board of Directors of Rekor Systems, Inc.,

Sincerely,

By:	/s/ Robert A. Berman
President and Chief Executive Officer and
Chairman of the Board

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT
Your vote is important. Please vote as promptly as possible even if you plan to attend the Annual Meeting in person or via live videocast.
For information on how to vote your shares, please see the instruction from your broker or other fiduciary, as applicable, as well as “General Information About the Annual Meeting” in the proxy statement accompanying this notice.
We encourage you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy card, by completing, signing, and dating the proxy card, and returning it in the enclosed envelope.
If you have questions about voting your shares, please contact our Corporate Secretary at Rekor Systems, Inc., at 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046, telephone number (410) 762-0800.
If you decide to change your vote, you may revoke your proxy in the manner described in the attached proxy statement at any time before it is voted.
We urge you to review the accompanying materials carefully and to vote as promptly as possible.
THE PROXY STATEMENT IS AVAILABLE AT: https://proxyvote.com/pv/web
VOTING IS AVAILABLE AT: https://proxyvote.com/pv/web
By Order of the Board of Directors,

Sincerely,

/s/ Robert A. Berman
Robert A. Berman
President and Chief Executive Officer and
Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2026, AT 10:30 A.M. EDT.

The Notice of Annual Meeting of Stockholders and our Proxy Statement are available at:
https://proxyvote.com/pv/web

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement incorporates important business and financial information about Rekor Systems, Inc. that is not included in or delivered with this document. You may obtain this information without charge through the Securities and Exchange Commission (“SEC”) website (www.sec.gov) or upon your written or oral request by contacting the Corporate Secretary of Rekor Systems, Inc., 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046, telephone number (410) 762-0800.
To ensure timely delivery of these documents, any request should be made no later than April 25, 2026, to receive them before the Annual Meeting.
For additional details about where you can find information about Rekor Systems, Inc., please see the section entitled “Where You Can Find More Information” in this proxy statement.

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(410) 762-0800
FOR REKOR SYSTEMS, INC.
GENERAL INFORMATION ABOUT THE
2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2026
This proxy statement, along with the accompanying notice of the 2026 Annual Meeting of Stockholders, contains information about the 2026 Annual Meeting of Stockholders of Rekor Systems, Inc., including any adjournments or postponements thereof (referred to herein as the “Annual Meeting”). We are holding the Annual Meeting at 10:30 a.m. EDT on May 15, 2026, in person at Rekor’s headquarters (6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046) and virtually via a live video webcast at www.virtualshareholdermeeting.com/REKR2026 or such later date or dates as such Annual Meeting date may be adjourned. For directions to the meeting, please call (410) 762-0800.
In this proxy statement, we refer to Rekor Systems, Inc. as “Rekor,” the “Company,” “we,” “us” or “our.”
Why Did You Send Me This Proxy Statement?
The Board of Directors of the Company (referred to herein as the “Board of Directors” or the “Board”) is soliciting proxies, in the accompanying form, to be used at the Annual Meeting on May 15, 2026, at 10:30 a.m. EDT and any adjournments thereof. This proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 15, 2026: The proxy statement and annual report to security holders are available at https://proxyvote.com/pv/web
In accordance with rules adopted by the Securities and Exchange Commission (“SEC”) permitting companies to furnish proxy materials over the Internet, we are using the Notice and Access method of proxy distribution. On or about April 1, 2026, we will mail to all stockholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials online and how to vote. The proxy materials will not be mailed in paper form unless a stockholder specifically requests paper copies.
•	This proxy statement;
•	The proxy card (or voting instruction form); and
•	Our 2025 Annual Report to Stockholders (which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).
All of these materials will be available at https://proxyvote.com/pv/web beginning on or about April 1, 2026. The 2025 Annual Report is not a part of this proxy statement but is incorporated herein by reference to the extent set forth herein. A copy of our 2025 Annual Report on Form 10-K is also available through the SEC’s EDGAR system at www.sec.gov and through the “Investor Relations” section of our website at www.rekor.ai.
If you would like to receive a paper copy of any proxy material, you may request one (at no charge to you) by following the instructions contained in the Notice, by calling (800) 579-1639, or by sending an e-mail to sendmaterial@proxyvote.com. To ensure timely delivery, requests for paper copies should be made no later than April 25, 2026.
Who Can Vote?
Stockholders who owned common stock at the close of business on March 25, 2026 (the “Record Date”), are entitled to vote at the Annual Meeting. On the Record Date, there were 136,578,177 shares of common stock outstanding and entitled to vote.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. A stockholder may revoke a proxy before the proxy is voted by electronically delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date or by voting in person at the Annual Meeting.
How Many Votes Do I Have?
Each share of common stock that you own entitles you to one vote.
How Do I Vote?
Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or against each nominee for director, and how your shares should be voted with respect to each of the other proposals. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Broadridge Corporate Issuer Solutions, Inc., or you have stock certificates, you may vote:
•
By mail. If you have received a paper copy of the proxy card, you may complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board.

•
In person at the meeting. If you attend the meeting, you may electronically deliver your completed proxy card to the Secretary during the meeting, or you may vote by completing a ballot electronically by following the instructions provided during the Annual Meeting.

•	Via the Internet at: https://proxyvote.com/pv/web
If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:
•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.
•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
How Does The Board Recommend That I Vote On The Proposals?
The Board recommends that you vote as follows:
•	“FOR” the election of each of the six nominees as directors;
•	“FOR” ratification of the selection of CBIZ CPAs P.C. as our independent public accountant for fiscal year ending December 31, 2026;
•	“FOR” the compensation of our named executive officers as set forth in this proxy statement.
If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:
•	signing a new proxy card and submitting it as instructed above;
•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above – only your latest Internet or telephone vote will be counted;
•	if your shares are registered in your name, notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or
•
attending the Annual Meeting in person or virtually and voting during the meeting. Attending the Annual Meeting in person or virtually will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What If I Receive More Than One Proxy Card?
You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” on the proxy card for each account to ensure that all of your shares are voted.
Will My Shares Be Voted If I Do Not Return My Proxy Card?
If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the Annual Meeting as described above under “How Do I Vote?” When your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” The New York Stock Exchange (“NYSE”) has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on The Nasdaq Capital Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). Under NYSE interpretations, Proposals 1 and 3 (election of directors and advisory vote to approve executive compensation, respectively) are considered non-routine matters, and Proposal 2 (ratification of our independent public accountant) is considered a routine matter. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority, even if it does not receive instructions from you, to vote your unvoted shares for Proposal 2 (ratification of our independent public accountant), but does not have authority to vote your unvoted shares for Proposals 1 and 3. We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.
What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors
The nominees for director who receive the affirmative vote of a majority of votes cast, present or represented by proxy and entitled to vote at the Annual Meeting, will be elected as directors. You may vote FOR, AGAINST or ABSTAIN for each of the nominees. Each nominee will be elected if he or she receives a majority of votes cast, meaning that the number of votes cast “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Abstentions and broker non-votes will not be included in the number of votes present and entitled to vote.

Proposal 2: Ratification of Auditor
The affirmative vote of a majority of votes cast, present or represented by proxy and entitled to vote at the Annual Meeting, will be required to ratify the appointment of our independent public accountant. Abstentions will be counted as votes against this proposal and will have the same effect as a negative vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.

Proposal 3: Advisory Vote on Executive Compensation (Say-on-Pay)
The advisory vote to approve the compensation of our executive officers will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions will be counted as votes against this proposal and will have the same effect as a negative vote. Broker non-votes will not be counted as either votes cast for or against this proposal. The results of this advisory vote are non-binding.

What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Householding of Annual Disclosure Documents
The Securities and Exchange Commission (the “SEC”) previously adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding our shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if either we or the brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.
Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:
•
stockholders whose shares are registered in their own name should contact Broadridge Investor Communication Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-866-540-7095; or

•
stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request, stockholders should be sure to include their name, the name of their brokerage firm and their account number.

Who is paying for this proxy solicitation?
In addition to the Notice of Internet Availability of Proxy Materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Electronic Access to Proxy Materials
Pursuant to Rule 14a-16 under the Securities Exchange Act of 1934, as amended, the Company is furnishing proxy materials to stockholders via the Internet under the SEC’s Notice and Access rules. The Notice of Internet Availability of Proxy Materials, proxy statement, proxy card, and 2025 Annual Report are available at https://proxyvote.com/pv/web. Stockholders who wish to receive a paper or e-mail copy of the proxy materials may request one as described above under “Why Did You Send Me This Proxy Statement?”
When are stockholder proposals due for next year’s annual meeting?
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholders may present proper proposals for inclusion in the Company’s proxy statement for consideration at the 2027 annual meeting of stockholders by submitting their proposals to the Company in a timely manner. These proposals must meet the stockholder eligibility and other requirements of the SEC. To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by December 2, 2026 to our Corporate Secretary, 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046.
Our Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. For business to be properly brought before the 2027 Annual Meeting by a stockholder, the stockholder must provide written notice to our Corporate Secretary at the address above no earlier than January 15, 2027, and no later than February 14, 2027.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s named executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

	Shares Beneficially Owned
Name and address of beneficial owner(1)	Number of Shares beneficially owned(2)	Percent of class
Directors and Named Executive Officers
Robert A. Berman	2,686,219(3)	2.0%
Paul A. de Bary	270,466	*
Glenn Goord	318,616	*
David Hanlon	217,966	*
Steven Croxton	190,466	*
Andrew Meyers	107,087	*
Joseph Nalepa	84,731(4)	*
Eyal Hen	194,461(5)	*
David Desharnais	316,873(6)	*
All directors and named executive officers as a group (9 persons)	4,388,040	3.2%
5% or Greater Shareholders
Arctis Global, LLC	10,190,741(7)	7.3%
Armistice Capital, LLC	14,061,005(8)	10.3%
Anson Management GP LLC	7,532,319(9)	5.5%
*	Less than 1%
(1)
Unless otherwise indicated, the address of those listed is c/o Rekor Systems, Inc., 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046. Unless otherwise indicated, all shares are owned directly by the beneficial owner.

(2)	Based on 136,578,177 shares of our common stock issued and outstanding as of the Record Date.
(3)
Mr. Berman may be deemed to be the beneficial owner of 2,686,219 shares of Rekor Systems, Inc. common stock, or 2.0% of the class of securities. Consists 1,685,219 shares of our common stock, and, as the general partner and manager of Avon Road Partners, L.P., he may be deemed to share with Avon Road (and not with any third-party) the power to vote or direct the vote of and to dispose or direct the disposition of the 1,001,000 shares of Rekor Systems, Inc. common stock beneficially owned by Avon Road.

(4)	Consists of options to purchase 6,666 shares of our common stock exercisable within 60 days of the Record Date, and 78,065 shares of our common stock.
(5)
Mr. Hen resigned as Chief Financial Officer effective November 17, 2025. This information is based on Form 4 filings and may not be current as of the Record Date. Mr. Hen filed an “exit” Form 4 on December 5, 2025.

(6)	Mr. Desharnais resigned as President and Chief Executive Officer effective March 26, 2025. This information is based on Form 4 filings and may not be current as of the Record Date.
(7)
Based on a Form 4 filed with the SEC on June 4, 2024 by Arctis Global LLC reporting beneficial ownership of 10,037,491 shares of common stock, which may not be current as of the Record Date. The address of Arctis Global LLC is AM Towers, 7th Floor, 207 Calle Del Parque, San Juan, PR, 00912.

(8)
Based on Schedule 13G filed with the SEC on February 17, 2026, by Armistice Capital, LLC (“Armistice”). Armistice is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the shares, and pursuant to an Investment Management Agreement, Armistice exercises voting and investment power over the securities of the Company held by the Master Fund and thus may be deemed to beneficially own the securities of the Company held by the Master Fund. Mr. Steven Boyd, as the managing member of Armistice, may be deemed to beneficially own the securities of the Company held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the securities of the Company directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice. The address of Armistice and Mr. Boyd is 510 Madison Avenue, 7th Floor, New York, NY 10022.

(9)
Based on Schedule 13G filed jointly with the SEC on February 17, 2026 by Anson Funds Management GP LLC, Anson Funds Management LP, Mr. Tony Moore, Anson Advisors Inc., MR. Amin Nathoo, and Mr. Moez Kassam. Anson Funds Management LP and Anson Advisors Inc. serve as co-investment advisors (collectively the “Funds”). Anson Funds Management LP and Anson Advisors serve as the co-investment advisors to the Funds and may direct the vote and disposition of the shares of Common Stock held by the Funds. As the general partner of Anson Funds Management LP, Anson Management GP LLC may direct the vote and disposition of the shares of Common Stock held by the Funds. As the principal of Anson Fund Management LP and Anson Management GP LLC, Mr. Moore may direct the vote and disposition of the shares of Common Stock held by the Funds. As directors of Anson Advisors Inc., Mr. Nathoo and Mr. Kassam may each direct the vote and disposition of the shares of Common Stock held by the Funds. The address of Anson Funds Management LP, Anson Management GP LLC, and Mr. Tony Moore is 16000 Dallas Parkway, Suite 800, Dallas, Texas 75248. The address of Anson Advisors Inc., Mr. Nathoo, and Mr. Kassam is 181 Bay Street, Suite 4200 Toronto, ON M5J 2Ts.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Our Board currently consists of six members following the resignations of Timothy Davenport and Viraj Mehta effective January 14, 2026, and the resignation of Sanjay Sarma effective March 25, 2026. The Corporate Governance and Nominations Committee and the Board have unanimously approved the recommended slate of six directors.
The following table shows the Company’s nominees for election to the Board. Each nominee, if elected, will serve until the next Annual Meeting of Stockholders and until a successor is named and qualified, or until his earlier resignation or removal. All nominees are members of the current Board of Directors. We have no reason to believe that any of the nominees is unable or will decline to serve as a director if elected. Unless otherwise indicated by the stockholder, the accompanying proxy will be voted for the election of the six persons named under the heading “Nominees for Directors.” Although the Company knows of no reason why any nominee could not serve as a director, if any nominee shall be unable to serve, the accompanying proxy will be voted for a substitute nominee.
Nominees for Director

Name of Nominee	Age	Position	Director Since
Robert A. Berman	66	President and Chief Executive Officer; Chairman of the Board	2016
Paul A. de Bary	79	Lead Director	2017
Glenn Goord	74	Director	2016
David Hanlon	80	Director	2018
Steven D. Croxton	63	Director	2019
Andrew Meyers	57	Director	2024

The Governance and Nominations Committee and the Board seek, and the Board is comprised of, individuals whose characteristics, skills, expertise, and experience complement those of other Board members. We have set out below biographical and professional information about each of the nominees, along with a brief discussion of the experience, qualifications, and skills that the Board considered important in concluding that the individual should serve as a current director and as a nominee for re-election as a member of our Board.
Nominees Biographies
Robert A. Berman, President and Chief Executive Officer and Chairman of the Board of Directors
Robert Berman has served as a member of our Board of Directors since March 2016 and was appointed Chairman of the Board of Directors in connection with the retirement of Mr. James McCarthy from the Board on July 23, 2020. Since January 2000, Mr. Berman has served as the General Partner of Avon Road Partners, L.P., a limited partnership investing in real estate and the broadcast media industry. From 2006 through March 2015, Mr. Berman held the office of Chairman and Chief Executive Officer at Cinium Financial Services Corporation, a privately-held specialty finance company, and its predecessor, Upper Hudson Holdings, LLC. Prior to Cinium, Mr. Berman was Chief Executive Officer of Empire Resorts, Inc., a NASDAQ-listed gaming company, from 2002-2005. On March 12, 2025, Mr. Berman was appointed as Interim President and Chief Executive Officer of the Company following the resignation of David Desharnais. On March 23, 2026, the Company entered into an Amended and Restated Employment Agreement with Mr. Berman, appointing him President and Chief Executive Officer of the Company.
Director Qualifications
Mr. Berman has extensive experience in the private equity and public company markets. We believe his strong understanding of the financial markets and the M&A process, and his previous senior executive roles with public companies make him a qualified member of our Board of Directors and to serve as our President and Chief Executive Officer and Chairman.
Glenn Goord, Director
Glenn Goord has served on our Board of Directors since March 2016. From 1996 until his retirement in 2006, Mr. Goord served as Commissioner of the New York State Department of Correctional Services (“NYSDCS”), where he oversaw the state prison system. Mr. Goord received the Carl Robison Award, the highest honor bestowed by the Middle Atlantic States Correctional Association, in 1997. In 1998 he received the Charles Evans Hughes Award for public service from the Albany based Capital Area Chapter for the American Society for Public Administration (ASPA). In 2002, ASPA awarded Mr. Goord its highest honor, the Governor Alfred E. Smith Award, for his direction of the NYSDCA’s efforts to aid New York City following the September 11, 2001 terrorist attack. Mr. Goord holds a BA in Psychology from Fairleigh Dickinson University.
Director Qualifications
Mr. Goord has a strong background in government operations and procurement. His insights into how government operates is a key skill for board decision making on Rekor strategy in certain industry segments. We believe his management and operational experience makes him a qualified member of our Board of Directors and the committees on which he participates.
Paul A. de Bary, Lead Director
Paul A. de Bary has served on our Board of Directors since January 2017 and as Lead Director since November 2017. As an attorney, financial advisor and investment banker, Mr. de Bary has had extensive experience with financial markets, governmental operations and private businesses. From 1996 to 2015, he was a managing director at Marquette de Bary Co., Inc., a New York based broker-dealer, where he served as a financial advisor for state and local government agencies, public and private corporations and non-profit organizations, as well as general counsel. He previously served as a director of Empire Resorts, Inc. (Nasdaq: NYNY) from 1996 to 2010, where he served as chair of its audit committee as well as, at various times throughout his tenure as a director, a member of the governance and compensation committees and various special committees. Mr. de Bary has also served as Chairman of the Board of Ethics of the Town of Greenwich, Connecticut since 2008. Mr. de Bary is a member of the American Bar Association, the New York State Bar Association and the Association of the Bar of the City of New York. Mr. de Bary holds a JD, an MBA and an A.B. from Columbia University.
Director Qualifications
Mr. de Bary has a diverse background that includes experience as a lawyer, investment banker, corporate officer and member of several boards of directors, including those of public companies. He has also had extensive experience working with governmental entities. We believe these experiences, combined with his skills and knowledge related to public market decision-making and audit committee roles and responsibilities, makes him qualified member of our Board of Directors and the committees on which he participates.
David P. Hanlon, Director
David Hanlon has served on our Board of Directors since November 2018. Mr. Hanlon is a founding principal of Executive Hospitality Partners, a strategic and asset management firm. Since 2008, he has served as Chief Executive Officer of Hanlon Investments which provides project development consulting services to casinos, hotels and resorts. Mr. Hanlon has served as a member of Cornell University’s Industry Advisory Board, as well as on the Board of Directors of the Cornell Football Association and was elected to be a lifetime member of the Cornell University Administrative Advisory Board. He was also an advisor to the Wharton Entrepreneurial Program. Mr. Hanlon holds a B.S. in Hotel Administration from Cornell, an MBA in Finance and an M.S. in Accounting from the Wharton School at the University of Pennsylvania and graduated from the Advanced Management Program at the Harvard Business School.
Director Qualifications
Mr. Hanlon has extensive leadership and executive management experience and experience serving on public company boards of directors. We believe his skills and experience make him a qualified member of our Board of Directors and the committees on which he participates.
Steven D. Croxton, Director
Steve Croxton currently serves as CEO of Stirling Street Capital Advisors, LLC and has more than 39 years of experience in investment and commercial banking. During his career, Mr. Croxton has been involved in financing and advisory transactions totaling more than $50 billion for a variety of public and private corporations. He has held leadership roles with responsibilities related to investment, corporate, and international banking. Mr. Croxton earned a B.S. in Finance from Louisiana State University, and a Master of International Management from the American Graduate School of International Management (now Thunderbird School of Global Management), and holds FINRA Series 7, 24, 63, and 79 licenses.
Director Qualifications
Mr. Croxton has in-depth knowledge of the capital markets, as well as extensive background in financing and advisory of public corporations. We believe his skills and experiences make him a qualified member of our Board of Directors and the committees on which he participates.
Andrew Meyers, Director
Andrew Meyers has been a partner in Seaport Capital, LLC, a firm that invests in communication infrastructure and services, business and information services and media companies. He has an active role in sourcing, analyzing and structuring new investment opportunities, and also assists in managing the operating activities of Seaport. He focuses primarily on business and information services, communication infrastructure, software and tech-enabled services investments. Mr. Meyers brings an extensive background in corporate governance, having served on various committees, including audit committees, compensation committees, and special committees for both public and private companies.
Director Qualifications
As Partner at Seaport Capital, Mr. Meyers brings in-depth experience with M&A and financial strategies, as well as extensive experience working with technology companies to enhance their growth. With his business background and prior experience in corporate governance, we believe his skills and experiences make him a qualified member of our Board of Directors.
Former Directors
The following individuals served as directors during fiscal year 2025 but are not nominees for the 2026 Annual Meeting:
Timothy Davenport
Timothy Davenport served on our Board of Directors from January 2023 until his resignation effective January 14, 2026. Mr. Davenport served as Chief Operating Officer for Arctis Global, LLC. He had over 20 years of experience in the hedge fund industry. The Company thanks Mr. Davenport for his contributions to the Board.
Viraj Mehta
Viraj Mehta served on our Board of Directors from May 2024 until his resignation effective January 14, 2026. Mr. Mehta serves as Chief Investment Officer of Arctis Global, LLC. The Company thanks Mr. Mehta for his contributions to the Board.
Sanjay Sarma
Sanjay Sarma served on our Board of Directors from January 2023 until his resignation effective March 25, 2026. Professor Sarma is President, CEO, and Dean of Asia School of Business (“ASB”). The Company thanks Professor Sarma for his contributions to the Board.
Family Relationships
In the event that any of the nominees shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in such nominee’s place. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.
There are no family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings
During the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:
•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;
•
the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and- desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Vote Required
The nominees for director who receive the affirmative vote of a majority of votes cast, present or represented by proxy and entitled to vote at the Annual Meeting, will be elected as directors. You may vote FOR, AGAINST or ABSTAIN for each of the nominees. Each nominee will be elected if he or she receives a majority of votes cast, meaning that the number of votes cast “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election will not be included in the vote tally for the election of directors. Brokerage firms are not entitled to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by such a beneficial owner will be treated as a broker non-vote and such broker non-votes will not be included in the number of votes present and entitled to vote.
THE BOARD RECOMMENDS A VOTE OF “FOR” THE NOMINEES NAMED ABOVE FOR ELECTION AS DIRECTORS.

Information about the Board of Directors and Committees

Corporate Governance
Independence of Directors
Our Board is currently comprised of six members, five of whom are independent directors.
The Board, upon recommendation of the Governance and Nominations Committee, unanimously determined that five of our five non-employee directors are “independent,” as such term is defined in the Nasdaq Stock Market Rules. Robert A. Berman is not deemed independent due to his role as President and Chief Executive Officer.
The definition of “independent director” included in the Nasdaq Stock Market Rules includes a series of objective tests, such as that the director is not an employee of the Company, has not engaged in various types of specified business dealings with the Company, and does not have an affiliation with an organization that has had specified business dealings with the Company. Consistent with the Company’s Corporate Governance Principles, the Board’s determination of independence is made in accordance with the Nasdaq Stock Market Rules, as the Board has not adopted supplemental independence standards.
Board Leadership Structure
Our Board of Directors is currently led by Chairman, Robert Berman. Our Board of Directors recognizes that it is important to determine an optimal Board leadership structure to ensure the independent oversight of management as the Company continues to grow. We have previously separated the roles of Chairman of the Board and Chief Executive Officer, but in connection with the current strategic direction of the Company and its focus, we believe at the present time that Mr. Berman is in the best position to serve as Chairman of the Board and President and Chief Executive Officer. The Company may revisit this decision in the future as circumstances warrant.
Our organizational guidelines provide for a Lead Director to be elected whenever the Chair of the Board of Directors is not an independent director. The responsibilities of the Lead Director include presiding at meetings of stockholders and the Board if the Chair is absent; calling meetings and executive sessions of independent directors; establishing agendas and presiding at all executive sessions; communicating with independent directors between meetings; approving Board meeting agendas and schedules; evaluating the quality and timeliness of information sent to the Board; and overseeing the evaluation of the Chief Executive Officer. Mr. de Bary currently serves as Lead Director.
Director Attendance at Board, Committee, and Other Meetings
Directors are expected to attend Board meetings and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. The Board does not have a policy on director attendance at the Company’s annual meeting.
In 2025, the Board held four regular and nine special meetings, the non-management directors held two meetings in executive session. In addition, in 2025, the Audit Committee held four regular meetings and four special meetings, the Compensation Committee held four regular meetings, and the Governance and Nominations Committee held four regular meetings and one special meeting. Directors attended approximately 95% of the regular and special meetings of the Board and of the committees on which he served that were held during his term of office.
Board Role in Risk Oversight
Our Board of Directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.
The Audit Committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Governance and Nominations Committee manages risks associated with the independence of the Board, corporate disclosure practices, and potential conflicts of interest.
Committees of the Board
Our Board currently has three standing committees: Audit, Compensation and Governance and Nominations. Each of the committees is solely comprised of and chaired by independent directors, each of whom the Board has affirmatively determined is independent pursuant to the Nasdaq Stock Market Rules. Each of the committees operates pursuant to its charter. The committee charters are reviewed annually by the Governance and Nominations Committee. The charters for the committees are available on the Company’s website at www.rekor.ai by following the link to “Investors” and then to “Corporate Governance.”
During 2025, the full Board of Directors performed the role assigned to the Technology Committee. As a result, the Technology Committee held no separate meetings during the fiscal year ended December 31, 2025. Mr. Sarma, who had served as Chair of the Technology Committee, resigned from the Board of Directors effective March 25, 2026. The Board has not determined whether the Technology Committee should reassume the role at this time.
Audit Committee
We have an Audit Committee comprised of directors who are “independent” within the meaning of Nasdaq Rule 5605(b)(1). The Audit Committee assists our Board in overseeing the financial reporting process and maintaining the integrity of our financial statements, and of our financial reporting processes and systems of internal audit controls, and our compliance with legal and regulatory requirements. The Audit Committee is responsible for reviewing the qualifications, independence and performance of our independent registered public accounting firm and reviews our internal controls, financial management practices and investment functions and compliance with financial legal and regulatory requirements. The Audit Committee is also responsible for performing risk and risk management assessments as well as preparing any report of the Audit Committee that may be required by the proxy rules of the SEC to be included in the Corporation’s annual proxy statement.
Our Board has identified and appointed Paul de Bary as its “audit committee financial expert,” as defined by the SEC in Item 407 of Regulation S-K. Mr. de Bary serves as the Chair of the Audit Committee, and is joined on the committee by Mr. Croxton, Mr. Meyers and Mr. Hanlon.
Compensation Committee
We have a Compensation Committee comprised of members who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). They are also “independent” directors within the meaning of the applicable Nasdaq listing rules, including Nasdaq Rule 5605(d)(2). The Compensation Committee is responsible for overseeing the establishment and maintenance of our overall compensation and incentive programs and for discharging the Board’s responsibilities relating to compensation of our executive officers and directors, including reviewing and approving corporate goals and objectives relevant to executive compensation, evaluating executive performance in light of those goals and objectives, and setting appropriate levels of compensation, as well as producing an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with the rules and regulations of the SEC. Mr. Croxton currently serves as Chair of the Compensation Committee and is joined by Mr. Hanlon and Mr. Goord.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee has been an officer or employee of Rekor or any of its subsidiaries or predecessor companies, or was formerly an officer of Rekor or any of its subsidiaries or predecessor companies or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or Compensation Committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Governance and Nominations Committee
The Governance and Nominations Committee (formerly the Governance Committee, renamed effective November 10, 2023 when the Nominations Committee was disbanded and its responsibilities assumed by this Committee) is responsible for overseeing all aspects of our corporate governance functions on behalf of the Board. This includes, among other things, responsibility for recruitment, evaluation, training and assignment of directors and developing performance criteria and succession planning for the chief executive officer. It also manages risks associated with the independence of the Board, corporate disclosure practices, and potential conflicts of interest. Mr. Hanlon serves as Chair of the Governance and Nominations Committee and is joined by Mr. de Bary and Mr. Goord.
Diversity Considerations in Director Nominations
The Governance and Nominations Committee does not have a formal written policy specifically addressing diversity. However, consistent with its commitment to effective corporate governance and as contemplated by SEC Regulation S-K Item 407(c)(2)(vi), the Governance and Nominations Committee considers diversity as one of many factors when identifying and evaluating candidates for membership on the Board of Directors. For this purpose, “diversity” is understood broadly to encompass diversity of professional experience, functional expertise, industry knowledge, geographic background, tenure, age, gender, race, and ethnicity. The Governance and Nominations Committee believes that a board composed of individuals with a variety of complementary skills, experiences, and backgrounds strengthens the Board’s ability to provide effective oversight and strategic guidance to the Company. The effectiveness of this approach is assessed periodically as part of the Board’s ongoing self-evaluation process.
The following chart describes the current membership and leadership of the Board’s Committees:

Name	Audit Committee	Compensation Committee	Governance and Nominations Committee	Technology Committee(2)
Paul A. de Bary - (Independent)	Chair	—	Member	Member
Glenn Goord- (Independent)	—	Member	Member	—
David Hanlon - (Independent)	Member	—	Chair	—
Steven D. Croxton - (Independent)	Member	Chair	—	—
Sanjay Sarma – (Independent)(1)	—	—	—	Chair
Andrew Meyers - (Independent)	Member	—	—	—

(1)	Mr. Sarma resigned from the Board of Directors effective March 25, 2026.
(2)
During 2025, the full Board of Directors performed the oversight duties previously assigned to the Technology Committee. As a result, the Committee held no separate meetings during the fiscal year ended December 31, 2025. Mr. Sarma, who had served as Chair of the Committee, resigned from the Board of Directors effective March 25, 2026.

Corporate Governance Matters
We are committed to maintaining strong corporate governance practices that benefit the long-term interests of our stockholders by providing for effective oversight and management of the Company. Our governance policies, including our Code of Conduct and Committee Charters can be found on our website at www.rekor.ai by following the link to “Investors” and then to “Corporate Governance.”
Code of Conduct
We have adopted a Code of Conduct, which serves as our Code of Ethics, which applies to all of our employees, including our Chief Executive Officer and our Chief Financial Officer. Our Code of Conduct is available on our website at www.rekor.ai. If we amend or grant a waiver of one or more of the provisions of our Code of Conduct, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct that apply to our Principal Executive and Principal Financial Officer by posting the required information on our website at the above address. Our website is not part of this Proxy Statement.

Clawback Policy
Our Compensation Committee oversees our policy for compensation recovery with respect to any annual incentive payment or long-term incentive payment that may be received by an executive officer (the “Clawback Policy”), where such payment would be predicated upon achieving certain financial results that were subsequently the subject of a restatement of our financial statements, and a lower payment would have been made to the executive based upon the restated financial results. In such case, the Board has the authority to seek to recover from the executive officer the amount by which such officer’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results.
Insider Trading Policy
We have adopted an Investor Information and Insider Trading Policy governing the purchase, sale and other dispositions of our securities by our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the applicable Nasdaq listing standards. The policy, which was adopted by the Board of Directors on March 6, 2023, establishes quarterly blackout periods, requires pre-clearance of transactions by insiders outside of designated trading windows, prohibits short sales and transactions in publicly traded put and call options with respect to Company securities, and provides a framework for pre-approved trading plans under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Communications with the Board of Directors
Stockholders and other parties may communicate directly with the Board of Directors or the relevant board member by addressing communications to:
Rekor Systems, Inc.
c/o Corporate Secretary
6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
All stockholder correspondence will be compiled by our corporate secretary. Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and stockholders who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Based solely on our review of copies of these reports furnished to us, or written representations that no Forms 5 were required, we believe that during fiscal year 2025, all Section 16(a) filing requirements applicable to our directors, executive officers, and greater-than-10% stockholders were complied with on a timely basis.

EXECUTIVE OFFICERS
The following persons are our executive officers and hold the offices set forth opposite their names.

Name	Age	Position
Executive Officer
Robert A. Berman	66	President and Chief Executive Officer, and Chairman of the Board
Joseph Nalepa(1)	36	Chief Financial Officer

(1)
Mr. Nalepa was appointed Chief Financial Officer effective November 17, 2025, following the resignation of Eyal Hen as Chief Financial Officer on that date. Mr. Nalepa has served as our Corporate Controller since February 2020.

Robert A. Berman, Chairman of the Board
The biography for Robert A. Berman is set forth above in the section entitled “Nominees Biographies – Robert A. Berman, Director.”
Joseph Nalepa, Chief Financial Officer
Joseph Nalepa, age 36, has served as our Chief Financial Officer since November 17, 2025. Prior to his appointment as Chief Financial Officer, Mr. Nalepa served as Corporate Controller of the Company since February 2020. In this role, Mr. Nalepa oversaw the expansion of the Company’s accounting and finance organization to support its growth. He led financial reporting activities, including the preparation and review of the Company’s SEC filings, and guided the annual budgeting and forecasting processes. He also implemented a new enterprise resource planning system to enhance financial visibility and oversaw the integration of acquired subsidiaries, including purchase accounting, systems integration, and internal control alignment. Mr. Nalepa led the development of the Company’s internal control framework and worked closely with cross-functional teams on initiatives in supply-chain optimization and operational finance. Prior to his role as Corporate Controller, Mr. Nalepa served as Financial Reporting Manager of the Company from 2019 to 2020. From 2013 to 2019, he worked at KPMG LLP in Baltimore, Maryland, where he concluded his tenure as an Audit Manager. Mr. Nalepa holds a Bachelor of Science in Accounting and a Bachelor of Science in Information Systems from Salisbury University (2012) and a Master of Business Administration from the University of Maryland (2022). He is a Certified Public Accountant.

EXECUTIVE COMPENSATION
The following table sets forth information about the annual paid compensation of our Named Executive Officers (“NEOs”) for fiscal years 2025 and 2024. Our NEOs for fiscal year 2025 are (i) David Desharnais, our former President and Chief Executive Officer, who resigned effective March 26, 2025; (ii) Robert A. Berman, our President and Chief Executive Officer, who assumed the role on March 12, 2025; (iii) Eyal Hen, our former Chief Financial Officer who resigned effective November 17, 2025; and (iv) Joseph Nalepa, our current Chief Financial Officer, who was appointed effective November 17, 2025. The information in this table for the Company’s most recently completed fiscal year is based on the information available to the Company as of the date of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Name/Capacities in which compensation was received	Year	Base Salary	Bonus	Equity incentive awards	All other compensation(1)	Total
David Desharnais(2)	2025	$111,606	—	—	$3,906	$115,512
Former President and Chief Executive Officer	2024	$728,750	—	$596,339(5)	$2,140	$1,327,229
Robert Berman	2025	$1	—	—	—	$1
President and Chief Executive Officer, Chairman	2024	$269,792	—	$393,000(6)	$9,494	$672,286
Eyal Hen(3)	2025	$388,956	—	—	$11,602	$400,018
Former Chief Financial Officer	2024	$422,808	—	$200,480(7)	$10,795	$634,083
Joseph Nalepa(4)	2025	$175,769	—	—	$6,512	$181,921
Chief Financial Officer

(1)	Amount represents 401(k) matching contributions.
(2)
Mr. Desharnais served as President beginning January 17, 2022 and as Chief Executive Officer beginning May 2024. He resigned effective March 26, 2025. In connection with his departure, the Company cancelled 666,300 unvested RSUs from his November 26, 2024 award and 16,666 unvested RSUs from his March 15, 2023 award.

(3)	Mr. Hen served as Chief Financial Officer from May 2019 until his resignation effective November 17, 2025.
(4)
Mr. Nalepa was appointed Chief Financial Officer effective November 17, 2025. Compensation reported includes amounts earned for all services rendered to the Company during fiscal year 2025, including Mr. Nalepa’s service as Corporate Controller from January 1 through November 16, 2025.

(5)	Amount represents the fair value of the issuance of 666,300 restricted stock units to Mr. Desharnais on November 26, 2024.
(6)	The award vests in two equal annual installments on the grant date and one year from the grant date.
(7)	Amount represents the fair value of the issuance of 50,000 restricted stock units to Mr. Hen on March 15, 2023.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information with respect to unexercised stock options, stock that has not vested, and equity incentive plan awards held by our named executive officers on December 31, 2025. All equity awards are granted under our 2017 Equity Award Plan.

		Option Awards(1)				Restricted Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Option - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares that Have Not Vested	Market Value of Shares of Stock that Have not Vested(2)
Robert Berman	—	—	—	—	—	—	—
President Chief Executive Officer
David Desharnais(3)	—	—	—	—	—	—	—
Former President Chief Executive Officer
Eyal Hen(4)	5/19/2019	50,000	—	0.78	5/19/2029	—	—
Former Chief Financial Officer
Joseph Nalepa	8/16/2024	6,666	—	4.39	7/29/2029	—	—
Chief Financial Officer	11/26/2024	—	—	—	—	6,666(5)	$9,199

(1)	The options and awards vest in equal annual installments over three years.

(2)	Represents the market value of the restricted stock award or restricted stock unit based on the closing price of our common stock of $1.38 per share on December 31, 2025.
(3)
Mr. Desharnais resigned effective March 26, 2025. In connection with his departure, the Company cancelled 666,300 unvested restricted stock units related to his November 26, 2024 equity award and 16,666 unvested restricted stock units related to his March 15, 2023 equity award. No equity awards were outstanding as of December 31, 2025.

(4)
Mr. Hen resigned as Chief Financial Officer effective November 17, 2025. Per his Employment Agreement and applicable award agreements, all of Mr. Hen’s unvested equity awards were forfeited upon his resignation.

(5)	The award vests in two equal annual installments on September 2, 2026 and September 2, 2027.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee is a current or former officer or employee of Rekor or its subsidiaries. No executive officer of Rekor served as a director or member of the Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
Employment Agreements
We have entered into employment agreements with certain of our executives.
Berman Employment Agreement
On March 23, 2026, the Company entered into an Amended and Restated Employment Agreement (the “Berman Agreement”) with Robert A. Berman, the Company’s President and Chief Executive Officer, which amends, restates, replaces and supersedes that certain employment agreement, dated as of May 15, 2019, by and between the Company and Mr. Berman. The Berman Agreement provides for an initial employment term through June 30, 2028, subject to automatic one-year renewal periods unless either party provides at least 90 days’ prior written notice of non-renewal. Under the Berman Agreement, Mr. Berman will receive an annualized base salary of $395,000 and will be eligible to be considered for periodic performance bonuses as determined by the Board in its sole discretion. In addition, within 30 days following the effective date of the Berman Agreement, the Company will grant Mr. Berman a one-time stock grant of 1,000,000 shares of the Company’s common stock, which will be fully vested upon grant. The Company will pay its share of any FICA taxes owed with respect to such grant, and the grant will be subject to withholding only with respect to the employee’s share of any mandatory FICA or other withholding, but not with respect to income taxes. Mr. Berman will be responsible for all income tax payments related to the grant.
Either party may terminate the employment relationship at any time, with or without Cause (as defined in the Berman Agreement), on 30 days’ advance notice, except that the Company may terminate Mr. Berman’s employment immediately for Cause. If Mr. Berman’s employment is terminated by the Company without Cause or by Mr. Berman for Good Reason (as defined in the Berman Agreement), then, subject to his execution and non-revocation of a general release of claims, Mr. Berman will be entitled to a separation payment equal to 12 months of his then-current base salary, payable in 12 equal monthly installments. Upon a Change in Control (as defined in the Berman Agreement) during the employment term, the Company may terminate Mr. Berman’s employment within 120 calendar days after the Change in Control, in which event Mr. Berman will be entitled, subject to his execution and non-revocation of a general release of claims, to a lump-sum payment equal to three times his then-current base salary, in lieu of the separation payment described above.
The Berman Agreement also contains customary provisions regarding expense reimbursement, employee benefits, vacation, indemnification and directors’ and officers’ liability insurance, and post-termination obligations, including pursuant to a previously executed proprietary rights agreement.
Nalepa Employment Agreement
On March 20, 2026, the Company entered into an Employment Agreement (the “Nalepa Agreement”) with Joseph Nalepa, the Company’s Chief Financial Officer, which is effective as of November 17, 2025, the date of Mr. Nalepa’s appointment as Chief Financial Officer.
The Nalepa Agreement provides for an initial employment term through June 30, 2028, subject to automatic one-year renewal periods unless either party provides at least 30 days’ prior written notice of non-renewal. Under the Nalepa Agreement, Mr. Nalepa will receive an annualized base salary of $260,000. For the period from the effective date of the Nalepa Agreement through May 1, 2026, Mr. Nalepa will be eligible to receive an initial bonus of $75,000, subject to the Company’s timely filing of its Annual Report on Form 10-K for the 2025 calendar year, receipt of a satisfactory report from the Company’s independent auditors with respect to the Company’s 2025 financial statements, and Mr. Nalepa’s continued employment through the payment date. For the 12-month period commencing July 1, 2026, and for each subsequent 12-month period during the employment term, Mr. Nalepa will be eligible to receive a discretionary bonus, which may be more or less than $150,000, based upon key performance measures mutually agree upon between Mr. Nalepa and the Compensation Committee of the Board in consultation with the Audit Committee of the Board.
Either party may terminate the employment relationship at any time, with or without Cause (as defined in the Nalepa Agreement), on advance notice as provided in the Nalepa Agreement, except that the Company may terminate Mr. Nalepa’s employment immediately for Cause. Mr. Nalepa is required to provide the Company at least 30 days’ prior written notice if he decides to terminate his employment, provided that any such notice must be given at least 60 days prior to any deadline for filing the Company’s quarterly or annual financial reports with the SEC. If Mr. Nalepa’s employment is terminated by the Company without Cause or by Mr. Nalepa for Good Reason (as defined in the Nalepa Agreement), then, subject to his execution and non-revocation of a general release of claims, Mr. Nalepa will be entitled to a separation payment equal to 12 months of his then-current base salary, payable in 12 equal monthly installments. Upon a Change in Control (as defined in the Nalepa Agreement) during the employment term, the Company may terminate Mr. Nalepa’s employment within 120 calendar days after the Change in Control, in which event Mr. Nalepa will be entitled, subject to his execution and non-revocation of a general release of claims, to a lump-sum payment equal to two times his then-current base salary, in lieu of the separation payment described above.
The Nalepa Agreement also contains customary provisions regarding expense reimbursement, employee benefits, vacation, indemnification and directors’ and officers’ liability insurance, and post-termination obligations, including pursuant to a previously executed proprietary rights agreement.
Desharnais Employment Agreement
The Employment Agreement with David Desharnais (the “Desharnais Employment Agreement”) provided that Mr. Desharnais served as the Company’s President beginning January 17, 2022 and as Chief Executive Officer beginning May 2024. Mr. Desharnais’s Employment Agreement provided for a minimum base salary of $795,000 per annum, and he was eligible for a bonus as determined by the Compensation Committee. Mr. Desharnais was also eligible to receive all such other benefits as provided to other management employees. In November 2024, Mr. Desharnais voluntarily reduced his base salary from $795,000 to $397,500 (a 50% reduction).
Under the Desharnais Employment Agreement, Mr. Desharnais was eligible to receive severance benefits in connection with a qualifying termination, including termination within 120 days of a change of control.
On March 12, 2025, Mr. Desharnais submitted his resignation as President and Chief Executive Officer of the Company, which was accepted by the Board of Directors, effective as of March 26, 2025. No severance or separation payments were made to Mr. Desharnais in connection with his resignation.
Hen Employment Agreement
The Employment Agreement with Eyal Hen (the “Hen Employment Agreement”) provided that Mr. Hen served as our Chief Financial Officer. Mr. Hen’s Employment Agreement had an initial three-year term beginning on May 15, 2019, and had been subject to automatic annual extension since the initial term ended. His minimum base salary was $445,000 per annum and he was eligible for a bonus as determined by the Board of Directors of the Company in its sole discretion. Mr. Hen was also eligible to receive all such other benefits as provided to other management employees.
Under the Hen Employment Agreement, Mr. Hen was eligible to receive two times his base salary then in effect if his employment with the Company was terminated within 120 days of a change of control (as such term is defined in the Hen Employment Agreement). In November 2024, Mr. Hen’s base salary was voluntarily reduced by 30%, from $445,000 to $311,850. In April 2025, Mr. Hen’s base salary was reinstated to $445,000.
On November 13, 2025, Mr. Hen submitted his resignation as Chief Financial Officer of the Company, effective November 17, 2025. Mr. Hen’s resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices, including the preparation of its financial statements. No severance or separation payments were made to Mr. Hen in connection with his resignation. Per his Employment Agreement and applicable award agreements, all of Mr. Hen’s unvested equity awards were forfeited upon his resignation effective November 17, 2025.
Bonus Eligibility
Bonuses for our executive officers may be conditioned on the achievement of objective goals, which may not be waived after being set, based on one or more of the following performance measures: earnings; operating profits (including measures of earnings before interest, taxes, depreciation and amortization); free cash flow or adjusted free cash flow; cash from operating activities; revenues; net income (before or after tax); financial return ratios; market performance; stockholder return and/or value; net profits; earnings per share; profit returns and margins; stock price; working capital; capital investments; returns on assets; returns on equity; returns on capital investments; selling, general and administrative expenses; discounted cash flows; productivity; expense targets; market share; cost control measures; strategic initiatives; changes between years or periods that are determined with respect to any of the above-listed performance criteria; net present value; sales volume; cash conversion costs; leverage ratios; maintenance of liquidity; integration of acquired businesses; operational efficiencies; regulatory compliance, including the Sarbanes-Oxley Act of 2002; and economic profit.

PAY VERSUS PERFORMANCE
The following table sets forth compensation information for our Chief Executive Officer, referred to below as our CEO, and our other named executive officers, or NEOs, for purposes of comparing their compensation to the value of our stockholders’ investments and our net income, calculated in accordance with SEC regulations, for fiscal years 2025, 2024, and 2023. This table covers three fiscal years as permitted for smaller reporting companies under Item 402(v)(8)(ii) of Regulation S-K.

Year	PEO	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(4)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return(5)	Net Loss
2025	David Desharnais	$115,512	$(11,089)	$290,969	$217,968	$115.00	$(61,640,000)
	Robert Berman	—	$(72,000)
2024	David Desharnais	$1,327,229	$1,503,902	$653,185	$683,948	$130.00	$(49,458,000)
2023	Robert Berman	$405,829	$405,829	$644,432	$1,257,108	$277.50	$(44,925,000)

(1)
For fiscal year 2025, Rekor had two individuals serve as principal executive officer: David Desharnais (from January 1 through March 26, 2025) and Robert A. Berman (from March 12, 2025 through December 31, 2025). Both individuals’ SCT totals and CAP are reported separately for 2025. For fiscal year 2024, the PEO was David Desharnais. For fiscal year 2023, the PEO was Robert A. Berman.

(2)
Compensation Actually Paid (“CAP”) is calculated in accordance with Item 402(v) of Regulation S-K. CAP equals the Summary Compensation Table Total, adjusted by: (i) subtracting the aggregate grant-date fair value of equity awards reported in the Summary Compensation Table; (ii) adding the year-end fair value of equity awards granted in the reported year that remain outstanding and unvested; (iii) adding (or subtracting) the change in fair value of prior-year equity awards that remain outstanding and unvested; (iv) adding the vesting-date fair value of equity awards that vested during the reported year; and (v) subtracting the prior year-end fair value of awards forfeited during the reported year.

(3)
Represents the average SCT total compensation of the Non-CEO NEOs. For 2025, the Non-CEO NEOs are Eyal Hen (former CFO, served through November 17, 2025) and Joseph Nalepa (CFO, appointed November 17, 2025). For 2024, the Non-CEO NEOs are Eyal Hen and Robert A. Berman. For 2023, the Non-CEO NEOs are Eyal Hen and David Desharnais.

(4)	Represents the average CAP for the Non-CEO NEOs, calculated using the same methodology as footnote (2) above.
(5)
Value of a hypothetical $100 investment in Rekor Systems common stock on December 31, 2022, assuming reinvestment of dividends. The closing prices of Rekor’s common stock as reported on NASDAQ, as applicable, on the following trading days were: (i) $1.20 on December 30, 2022; (ii) $3.33 on December 29, 2023; (iii) $1.56 on December 31, 2024; and (iv) $1.38 on December 31, 2025.

To calculate the amounts in the “Compensation Actually Paid to CEO” column in the table above, the following amounts were deducted from and added to (as applicable) our CEO’s “Total” compensation as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for CEO	Reported Value of Equity Awards for CEO(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value for Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Fair Value Decrease from Prior Year end Awards that Failed to Meet Applicable Vesting Conditions During the Current Fiscal Year	Compensation Actually Paid to CEO
2025	$115,512	$—	$—	$—	$—	$(75,667)	$(122,934)	$(83,089)
2024	$1,327,229	$(596,339)	$1,039,428	$(280,249)	$—	$13,833	$—	$1,503,902
2023	$405,829	$—	$—	$—	$—	$—	$—	$405,829

(1)	Represents the grant date fair value of the equity awards to our CEO, as reported in the Summary Compensation Table

To calculate the amounts in the “Compensation Actually Paid to Non-CEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average “Total” compensation of our Non-CEO NEOs as reported in the Summary Compensation Table:

Year	Average Summary Compensation Table Total for Non-CEO NEOs	Reported Value of Equity Awards for Non-CEO NEOs(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value for Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Fair Value Decrease from Prior Year end Awards that Failed to Meet Applicable Vesting Conditions During the Current Fiscal Year	Average Compensation Actually Paid to Non-CEO NEOs
2025	$290,969	$—	$—	$(9,749)	$—	$(51,672)	$(11,580)	$217,968
2024	$653,185	$(296,740)	$291,720	$(41,300)	$98,250	$(21,167)	$—	$683,948
2023	$644,432	$(67,500)	$166,500	$464,201	$—	$49,475	$—	$1,257,108

(1)	Represents the grant date fair value of the equity awards to our Non-CEO NEOs, as reported in the Summary Compensation Table
Relationship between Pay and Performance
With respect to Rekor’s current ownership interests, those ownership interests, including the parent company, which primarily consist of technology driven businesses, have a history of operating losses and/or limited operating history. These ownership interests have incurred substantial costs to develop and market their products, have incurred net losses and cannot fund their cash needs from operations.
Given the stage of Rekor’s lifecycle and the nature of Rekor’s net income, Rekor does not include total shareholder return or net income in its compensation policies. Instead, with respect to the CEO and other Non-CEO NEOs, compensation primarily includes: (i) base salary and (ii) restricted stock awards that vest and are paid subject to the CEO’s and Non-CEO NEOs’ continued employment. Since 2019, the Company has principally oriented its compensation policies toward the Company’s success at developing and deploying roadway intelligence products and services, and the development and expansion of its presence in related markets.

COMPENSATION OF REKOR DIRECTORS
The following table provides the total compensation for each person who served as a non-employee member of our Board of Directors during fiscal year 2025, including all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of fiscal year 2025:

Name	Fees earned or paid in cash ($)	Stock Awards(1) ($)	Total ($)
Paul de Bary	$96,625	—	$96,625
Glenn Goord	34,625	—	34,625
David Hanlon	41,750	—	41,750
Andrew Meyers	35,125	—	35,125
Steven Croxton	41,000	—	41,000
Timothy Davenport(2)	33,125	—	33,125
Viraj Mehta(3)	3,500	—	3,500
Sanjay Sarma(4)	33,625	—	33,625
Total Compensation	$319,125	—	$319,125
(1)
The amounts in the Stock Awards column reflect the aggregate grant date fair value of each RSU award granted during the year ended December 31, 2025, computed in accordance with ASC Topic 718. This calculation assumes that the director will perform the requisite service for the award to vest in full as required by SEC rules. These amounts do not reflect the actual economic value that will be realized by the director upon vesting of the RSUs or the sale of the common stock underlying such RSUs.

(2)	Mr. Davenport resigned from the Board of Directors effective January 14, 2026. Amounts shown reflect compensation earned during fiscal year 2025.
(3)	Mr. Mehta resigned from the Board of Directors effective January 14, 2026. Amounts shown reflect compensation earned during fiscal year 2025.
(4)	Mr. Sarma resigned from the Board of Directors effective March 25, 2026. Amounts shown reflect compensation earned during fiscal year 2025.
For fiscal year 2025, our non-employee directors were compensated for their services as follows:

Position	Annual Fee(1) ($)	Board Meeting Fee		Committee Meeting Fee
		In Person ($)	Telephonic ($)	In Person ($)	Telephonic ($)
Board Member	50,000	1,000	500	500	250
Audit Committee Chair	30,000	1,500	500	500	250
Compensation Committee Chair	10,000	1,500	500	500	250
Governance Committee Chair	15,000	1,500	500	500	250
Technology Committee Chair	10,000	1,500	500	500	250
Special Committee	—	500	250	500	250
Lead Director(2)	80,000	—	—	—	—

(1)	Annual fees were reduced in November 2024 by 50%. Payments are made on a quarterly basis. In November 2025 the annual fees increased back to the levels stated above.
(2)	In 2024, the Board and Compensation Committee approved to increase to the Lead Director fee to $80,000, in recognition of expected contribution to the Company.
Directors who are officers or employees of Rekor or its subsidiaries do not receive any compensation for service on our Board, but employee directors will be reimbursed for expenses incurred in attending meetings of our Board or any committees thereof.
Director Stock Ownership Policy
To align the interests of directors with stockholders, in July 2021, the Board of Directors adopted a requirement that each of our directors will be required to own our stock in an amount equal to three (3) times his or her annual cash retainer (excluding any cash retainer for service on any committee). This stock ownership policy took effect on January 1, 2022. For purposes of our policy, a director’s holdings shall include shares held directly or indirectly and individually or jointly. Our directors are expected to meet this ownership requirement within five years of the date he or she first becomes a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE
The Governance and Nominations Committee has responsibility for reviewing and, if appropriate, for approving any related party transactions that would be required to be disclosed pursuant to applicable SEC rules.
As previously disclosed, on January 1, 2023, we entered into a securities purchase agreement (“SPA”) with certain accredited investors, pursuant to which we agreed to issue and sell to the investors in a private placement transaction (i) up to $15,000,000 in aggregate principal amount of senior secured promissory notes (the “Senior Secured Notes”), and (ii) warrants (the “Related Warrants”) to purchase up to an aggregate of 7,500,000 shares of our common stock. On March 4, 2024, the Company early redeemed all $12,500,000 of its outstanding Senior Secured Notes and no longer has any obligations thereunder. On June 20, 2024, the Company entered into a Warrant Exercise Agreement with certain holders of the January 2023 Warrants, pursuant to which the Exercising Holders agreed to exercise their January 2023 Warrants in-full for cash, in exchange for shares of Common Stock for $1.40 per share. Mr. Berman and Arctis Global Master Fund Limited (“Arctis”), an affiliate of Arctis Global, LLC, were investors in the original private placement. Mr. Davenport served as Chief Operating Officer for Arctis Global, LLC, the manager of Arctis, and Mr. Mehta served as Chief Investment Officer of Arctis Global, LLC. Both Mr. Davenport and Mr. Mehta resigned from the Board effective January 14, 2026.
On May 16, 2024, Mr. Mehta was appointed to the Board. In connection with his appointment, Mr. Mehta was provided a one-time grant of 72,000 restricted stock units on May 31, 2024, in addition to customary Board compensation, in consideration of certain oversight tasks that were completed by Mr. Mehta in 2024.
Other than as described above, since January 1, 2023, there have been no transactions to which the Company was a party in which: (a) the amounts involved exceeded or will exceed the lower of either $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years; and (b) a director, executive officer, holder of more than 5% of the outstanding capital stock of the Company, or any member of such person’s immediate family had or will have a direct or indirect material interest.
Review and Approval, or Ratification of Transactions with Related Parties
Under our Code of Conduct, all Company personnel are required to seek review of and obtain approval or ratification of any Company transaction which involves them or certain family members or businesses they have economic interests in. The Company’s Conflict of Interest and Related Party Transactions Policy also requires that any transaction with a related person that must be reported under applicable rules of the SEC must be reviewed and either approved, disapproved or ratified by a special subcommittee of Governance and Nominations Committee consisting of members with no personal in the transaction.
Director Independence
Steven D. Croxton, Paul A. de Bary, David P. Hanlon, Glenn Goord, and Andrew Meyers are each “independent” within the meaning of Nasdaq Rule 5605(b)(1).

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF CBIZ CPAs P.C. AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026
On March 26, 2026, the Audit Committee appointed CBIZ CPAs P.C. (formerly known as Marcum LLP), independent public accountant, to audit our financial statements for the fiscal year ending December 31, 2026. A representative of CBIZ CPAs P.C. is expected to be present at the 2026 Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.
The Audit Committee retained CBIZ CPAs P.C. as the Company’s independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2026.
Aggregate fees billed or incurred related to the following years for professional services rendered by CBIZ CPAs P.C. for 2025 and 2024 are set forth below.

	Year ended December 31,
	2025	2024
	(Dollars in thousands)
Audit fees	$491	$488
Audit related fees	112	129
Total	$603	$ 617

Audit Fees include fees associated with the audits of the annual financial statements and the quarterly reviews of the unaudited interim financial statements included in the Company’s Annual and Quarterly Reports on Form 10-K and 10-Q, respectively. Audit related fees include services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, including registration statements and related consents.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal accountants.
No Appraisal Rights
Under Delaware law, our stockholders are not entitled to appraisal rights with respect to our proposed ratification of the appointment of CBIZ CPAs P.C. as our independent public accountant and we will not independently provide our stockholders with any such rights.
Vote Required
The affirmative vote of a majority of votes cast, present or represented by proxy and entitled to vote at the Annual Meeting, will be required to ratify the appointment of our independent public accountant. Abstentions will be counted as votes against this proposal and will have the same effect as a negative vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. We are not required to obtain the approval of our stockholders to appoint the Company’s independent accountant. However, if our stockholders do not ratify the appointment of CBIZ CPAs P.C. as the Company’s independent public accountant for the fiscal year ending December 31, 2026, the Audit Committee may reconsider its appointment.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CBIZ CPAs P.C. AS INDEPENDENT PUBLIC ACCOUNTANT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Company’s stockholders to have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s executive officers who are named in the Summary Compensation Table (the “Named Executive Officers”). The Company has disclosed the compensation of the Named Executive Officers pursuant to rules adopted by the SEC.
We believe that our compensation policies for the Named Executive Officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory vote, commonly referred to as a “say-on-pay” vote, gives you as a stockholder the opportunity to approve or not approve the compensation of the Named Executive Officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):
RESOLVED, that the stockholders of the Company approve all of the compensation of the Company’s executive officers who are named in the Summary Compensation Table of the Company’s 2026 Proxy Statement, as such compensation is disclosed in the Company’s 2026 Proxy Statement pursuant to Item 402 of Regulation S-K, which disclosure includes the Proxy Statement’s Summary Compensation Table and other executive compensation tables and related narrative disclosures.
Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. In addition, your non-binding advisory votes described in this Proposal 3 will not be construed: (1) as overruling any decision by the Board of Directors, any board committee or the Company relating to the compensation of the Named Executive Officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any board committee or the Company.
Vote Required
The advisory vote to approve the compensation of our executive officers will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions will be counted as votes against this proposal and will have the same effect as a negative vote. Broker non-votes will not be counted as either votes cast for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for executive officers.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS STATED IN THE ABOVE NON-BINDING RESOLUTION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS
The Board of Directors does not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
Stockholder Proposals for the 2027 Annual Meeting
Rule 14a-8 Proposals
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholders may present proper proposals for inclusion in the Company’s proxy statement for consideration at the 2027 Annual Meeting of Stockholders. To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing to our Corporate Secretary at 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046, no later than December 2, 2026. These proposals must meet the stockholder eligibility and other requirements of the SEC.
Advance Notice Procedures
Our Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. For business to be properly brought before the 2027 Annual Meeting by a stockholder, the stockholder must provide written notice to our Corporate Secretary at the address above no earlier than January 15, 2027, and no later than February 14, 2027.
Availability of Annual Report and Proxy Materials
Our 2025 Annual Report to Stockholders (which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025) is being provided together with this proxy statement. Upon written request, we will provide without charge additional copies of our Annual Report on Form 10-K (without exhibits) to any stockholder of record or beneficial owner of common stock. Requests should be directed to: Corporate Secretary, Rekor Systems, Inc., 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046, or by phone at (410) 762-0800.
Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access this information without charge through the SEC’s website at www.sec.gov or through our website at www.rekor.ai by following the link to “Investors.”

REKOR

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O REKOR SYSTEMS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/REKR2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93904-P50673 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REKOR SYSTEMS, INC.

The Board of Directors recommends you vote FOR each of the nominees.

1. Election of Directors.

Nominees:	**For**	**Against**	**Abstain**
1a. Robert A. Berman	☐	☐	☐
1b. Paul A. de Bary	☐	☐	☐
1c. Glenn Goord	☐	☐	☐
1d. David Hanlon	☐	☐	☐
1e. Steven D. Croxton	☐	☐	☐
1f. Andrew Meyers	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V93905-P50673

REKOR SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
May 15, 2026

The stockholder(s) hereby appoint(s) Robert Berman and Joseph Nalepa, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Rekor Systems, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046 and virtually via a live video webcast at www.virtualshareholdermeeting.com/REKR2026 at 10:30 a.m., Eastern time on Friday, May 15, 2026, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR ELECTION TO THE BOARD OF DIRECTORS, AND "FOR" PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side